UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

_______________________________

Lowell Farms Inc.
(Exact name of registrant as specified in its charter)

_______________________________

British Columbia, Canada	000-56254	87-3037317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Quail Run Circle - Suite B

Salinas, California 93907

(Address of Principal Executive Offices) (Zip Code)

(831) 998-8214

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2023, Lowell Farms Inc (the “Company”) announced that it had repurchased all of the $22,157,417 aggregate principal amount of outstanding Senior Secured Convertible Debentures (the “Debentures”) of its subsidiary, Indus Holding Company, together with the related warrants to purchase 106,274,830 subordinate voting shares of the Company and 43,248,450 common shares of Indus.

Each holder of Debentures received as the purchase price therefor, such holder’s pro rata share, based on the proportion of the outstanding Debentures held by such holder, of (x) membership interests (the “Membership Interests”) in LF Brandco LLC (“Brandco”), an entity formed to hold the Company’s intellectual property relating to its “Lowell Smokes” and “Lowell Herb Co.” brands (including trademarks, logos and additional identifying marks, domain names and social media accounts), and (y) 6,849,572 Subordinate Voting Shares, representing approximately 36% of the Company’s consolidated, undiluted equity interests.

Indus LF LLC, a wholly-owned subsidiary of the Company, has entered into an assignment and assumption of contracts and an intellectual property assignment, copies of which are attached hereto as Exhibits 10.2 and 10.3 respectively, with Brandco to effectuate the transfer of the intellectual property and contracts related to the Company’s “Lowell Smokes” and “Lowell Herb Co.”

The Company has entered into a license agreement, a copy of which is attached hereto as Exhibit 10.4, with Brandco for the “Lowell” trademarks, logos, and related intellectual property on an exclusive basis in the State of California for a five-year license term, with up to three five-year extensions. The Company’s exercise of the extension terms is subject to mutual agreement on certain sales performance criteria for each extension term.

As of the closing of the Offer, the Debentures and related warrants that were repurchased have been terminated.

As of the closing of the Offer, the voting agreement of the Company, pursuant to which the former holders of the Debentures were entitled to nominate three out of seven members of the Company’s board of directors and consent to the nomination of a fourth, and certain contractual operating covenants in favor of the former Debenture holders, has been terminated.

The Membership Interests and Subordinate Voting Shares were offered and issued in the United States in a private placement (the “Private Placement”) pursuant to the Offer to Purchase, dated September 17, 2023, a copy of which is attached hereto as Exhibit 10.1, in reliance upon Sections 4(a)(2) and/or 4(a)(5) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. Each investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are “restricted securities” under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act.

The Offer was considered to be a “related party transaction” pursuant to Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators because insiders of the Company hold Debentures and Warrants. The Company is exempt from the requirements to obtain a formal valuation or minority shareholder approval in connection with the Offer in reliance on Sections 5.5(b) and 5.7(1)(e) of MI 61-101.

2

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

 The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer to Purchase, dated September 17, 2023.
10.2	Form of Assignment and Assumption of Contracts.
10.3	Form of Intellectual Property Assignment.
10.4	Form of License Agreement.
99.1	Press Release dated October 6, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lowell Farms Inc.

Date: October 12, 2023	By:	/s/ Mark Ainsworth
Name: Mark Ainsworth
Title: Chief Executive Officer

4